Exhibit 99.1

Broadridge
November 14, 2019

Participants:
Rich Daly, Executive Chairman
Timothy C. Gokey, Chief Executive Officer and President
Maria Allen, Corporate Secretary
Alan Weber, Director, Chairman, Compensation Committee of the Board of Directors
Leslie A. Brun, Lead Independent Director

Broadridge

November 14, 2019

Rich Daly:
Welcome to Broadridge's 2019 Annual Meeting. We are delighted that you can join us this morning and participate in this meeting from the convenience of your home or office. I'm Rich Daly, Executive Chairman of Broadridge. This is Broadridge's 11th completely virtual meeting of shareholders. Validated shareholders can vote and submit questions in real-time. This format has increased shareholder access, participation, and voting. Let me introduce our slate of ten director nominees: Tom Perna; Amit Zavery; Alan Weber, who is also our Comp Committee Chair; Pam Carter, who is also our Audit Committee Chair; Tim Gokey, our CEO; Les Brun, our Lead Director; Maura Markus; Bob Duelks; and Brett Keller. I'd also like to thank Stuart Levine for his 12.5 years of service to our Board as a Founding Director.

And now I'd like to introduce our D&T representative, June Niklus. Let me also introduce our General Counsel, Adam Amsterdam. I'm now going to turn it over to our Corporate Secretary, Maria Allen, to conduct the business aspects of the meeting. Maria?

Maria Allen:
Thank you Rich. This meeting is held pursuant to a notice dated October 2nd, 2019. On or about October 2nd, each stockholder of record as of the close of business on September 19th was sent either a notification of internet availability of proxy materials or the proxy materials themselves. All documents concerning notice of the meeting will be filed with the records of the meeting.

And the company has appointed Tom Tighe as the Inspector of Election. The tabulator has provided me with the report indicating that approximately 84% of our outstanding shares are present by proxy at this meeting. Accordingly, I certify that a quorum exists. All Broadridge stockholders entitled to vote at this meeting have the ability to do so online, as well as the ability to submit questions either online or by phone by dialing 1-877-328-2502 and providing the control number that was included with the notice of this meeting.

And we'll be closing the polls after our review of the proposals. So if you're a stockholder entitled to vote or have not yet voted or you want to change our previously cast vote, please do so now via the website. The Board recommends that stockholders vote for all proposals. The proposals being considered today are explained in detail in our proxy statement. They are: proposal number one, the Board has recommended ten nominees for election as directors. Proposal two, the board is seeking approval of our executive compensation. And proposal number three is the ratification of the appointment of Deloitte and Touche to serve as the company's independent auditors for the 2020 fiscal year.

Broadridge
November 14, 2019

We have received the stockholder votes and I declare the polls closed. And now I will turn the meeting over to our Chief Executive Officer, Tim Gokey. Tim?

Tim Gokey:
Thanks, Maria. I am Tim Gokey, CEO of Broadridge. And I want to add my welcome to Broadridge's 2019 Annual Shareholder Meeting. As we've said, this is our 11th virtual-only annual meeting and my first as CEO of Broadridge. This virtual Annual Meeting is powered by Broadridge technology. And over the past year, we've provided the technology to support over 300 public companies with their virtual annual meetings. As part of this virtual annual meeting format, I will share with you a few highlights about Broadridge's fiscal year 2019 financial performance. When I'm done with my prepared comments, I'll answer questions received from shareholders.

First, I'd like to thank you for your investment in our company. As a global fintech leader, we're committed to strengthening our clients, and through them to enabling better financial lives for millions around the world by powering the infrastructure behind corporate governance, capital markets, and wealth and investment management. Now let's talk about some performance highlights from fiscal year 2019.

2019 was another very good year for Broadridge. We delivered strong financial results and we continued to make critical investments for the future. We also made real progress in our mission of enabling better financial lives. As a result, we generated a total shareholder return of 13%, which put us in the top quartile of S&P 500 companies over the past 3 years. Recurring fee revenues rose 6% to $2.8 billion and adjusted earnings per share rose 11% to $4.66.

2019 was also another record sales year for Broadridge. Closed sales rose 9% to $233 million, helping propel an increase in our total revenue backlog to $330 million, which is about 12% of our 2019 recurring fee revenues. Broadridge entered fiscal 2020 with real growth momentum. At our conference call around our Q1 results a week or so ago, I reaffirmed our guidance for the full year. For my part in my 10th year at Broadridge and my first as CEO, I'm more excited than ever about our ability to create growing long-term and sustainable value for our clients, our associates, and for you, our shareholders.

To conclude, I'd like to thank our Board of Directors for their insights, their guidance, and their contributions which have been so essential to our long-term success. I also want to thank the more than 11,000 Broadridge associates across the globe who shared passion and dedication, have driven Broadridge's success. Lastly, I want to express my gratitude to you, our shareholders, for your confidence in Broadridge.

And now I'm going to open the Q&A portion of our meeting. You can ask a question during the meeting by submitting it in the Ask-a-Question field or by calling 1-877-328-2502. And I will repeat that number. 1-877-328-2502. If time doesn't allow or a follow-up is required, we will respond to your questions within 24 hours with responses that are available on our Investor Relations website, broadridge/ir.com.

We're going to take questions in the following order. First, we're going to answer those questions that were submitted prior to the meeting date. Then we'll answer any questions that are submitted live from the internet during the meeting, and finally we'll finish with questions from the phone. After Q&A, Maria Allen our Corporate Secretary, will report the meeting results.

Broadridge
November 14, 2019

So let's move to the Q&A now.

Unidentified Participant:
Four investors have submitted questions online ahead of the meeting. The first question is in regards to digital distributed ledger technology. Broadridge has invested heavily in distributed ledger technology. However, has there been any concrete examples of DLT usage in a production environment? Do you see this technology being something which positively impacts the Broadridge business strategy both in your US and global market offerings?

Tim Gokey:
Well first, I want to thank the person that sent in this question, because it really highlights how innovation and new technology can make a difference for our industry. So blockchain, a.k.a. digital ledger technology, is really part of what we call -- and you'll hear us talk about this all the time -- the ABCD's of innovation: AI, blockchain, cloud and digital. And it's that innovation we think that allows us to create the next generation of solutions for our industry.

We've been investing in blockchain from the very beginning. We were an investor in Digital Asset Holdings, which is one of the leaders in bringing blockchain to the financial services industry, and we continue to work with them. And our strategy around DLT is really if you think about the base of the technology, it's based on a network and it needs a lot of participants. And so we are focused on those areas where because of our market position we can bring that network; specifically fixed income and proxy both in North America and globally.

And so like many others, we've done lots of proofs-of-concept. But what's exciting is that those are now moving to the production stage. And I'll just give a couple of examples. One is the shareholder rights directive. So this is a very important regulatory change. In the European Union in which -- and it's just coming into effect over the next year -- that really gives new rights to all shareholders to be aware of proposals at their public company and to have the opportunity to vote on those. It also gives public companies in Europe rights to understand who their shareholders are. This is a significant change that's being implemented across the European Union. We are in the midst of creating an industry solution to help our clients address these new needs. And we're doing that on digital ledger technology with blockchain; so a very exciting use case for us to bring that in a full production mode to the industry in Europe.

Another example would be bilateral repo. So we, as you know, are one of the leading providers of technology behind the fixed-income markets in the United States. Repurchase agreements are one of the primary ways that participants in that market fund their activities. And there are a lot of inefficiencies in and around how repos work. We're using digital ledger technology to solve some of those issues, particularly for bilateral repo, which is one of the kinds of repo that happens. We're doing that live in pilot now, but we're working with several clients to bring that into full production over the next couple of quarters. So very exciting, and again the ways that we can use innovation to help create industry solutions that solve real problems for our clients, we think makes a difference.

Unidentified Participant:	How has the DST acquisition contributed to Broadridge's overall revenue and strategy?

Tim Gokey:
Well again, thank you for this question. We acquired the North American customer communications business of DST in fiscal year '17. And in doing so, we created the leading provider of transactional communications in North America. We cover 80% of North American households and we send 6 billion communications a year. So 3 years later, where are we with that? One part of our strategy was to achieve synergies in taking our business and the DST business and putting them together. And we've done that. We had announced a synergy goal of something like $20 million per year. We've more than doubled that, and that has really helped us to grow the earnings of this business over the time that we've had it.

Broadridge
November 14, 2019

We continue to be in discussions with our large clients about their in-house transactional communications. And this can help solve a key need that they have, which is as communications become more digital, they begin to lose volume on their physical facilities. And we believe we can help by helping them transition those, taking those on, helping manage down the cost, and transition them to digital. Those conversations continue.

And then on the digital side, we are now the leading multichannel communications provider in North America. We are sending communications to 13 different digital and print channels. So we're pleased with the synergies. We're pleased with the impact on digital. We continue in conversations to win larger new business from our core financial services clients, which we think will happen over time.

Unidentified Participant:
Our next investor asks a series of questions regarding management compensation. Question one, why are executives getting a 5% increase when the national average is 3%? Did the employees also get this high an increase? And why do executives who make over $500,000 need additional compensation? And this was followed up by a statement. It is outrageous that the CEO makes 105 times more than the median employee.

Tim Gokey:
Again, thanks for this question, because these are the kinds of question that lots of people have, when they read the public proxies of public companies like Broadridge. And since part of the question relates to me, I have asked Alan Weber, who is head of our Compensation Committee, to address that. Alan?

Alan Weber:
Thank you, Tim. Regarding the 5% pay increase, Broadridge maintains a pay-for-performance based merit program across the entire company. It is common for higher performers at all levels in the organization to achieve merit increases above the average for a given country. Lower performers received less than the average, including some who get zero. Base pay increases that are noted in the proxy for the named executive officers reflected their continued strong performance, as well as a comparison of their pay to market pay levels for their respective roles. For the most recent merit cycle, the average merit increase of all officers, excluding the CEO and Executive Chairman, was approximately 3.3%.

Addressing the CEO pay ratio question, the CEO pay ratio disclosures are based on a number of methodologies and assumptions permitted in the regulations and reflect the composition and geographic location of the workforce. We believe the key points to focus on are the competitiveness of CEO pay and the pay-for-performance alignment. Regarding CEO pay specifically, based on data as of June 2019, Mr. Gokey's target direct compensation which includes his annual base salary, target bonus and target equity; was below the 25th percentile of the peer group data, and between the 25th and 50th percentile of established market survey data, reflecting his being new to the CEO role.

Regarding pay-for-performance alignment, as discussed in our proxy, an independent analysis performed by our compensation consultant indicated alignment of pay and performance over the 1- and 3-year periods indicated. ISS and Glass Lewis both also recognized Broadridge's alignment of pay and performance.

Tim Gokey:	Thank you, Alan.

Broadridge
November 14, 2019

Unidentified Participant:	Our next question, why is it necessary to have so many directors?

Tim Gokey:	And a very interesting question that really speaks to corporate governance, which is the core of what we do. And I've asked Les Brun, our Independent Lead Director, to address this.

Les Brun:
Thank you, Tim, and thank you for the question. Our corporate bylaws allow for a range of directors between 8 and 12, and we are currently at 10. We are very mindful of the fact that we need to provide a breadth of skills and experiences that inform the discussions and decisions taken by the Board in concert with Tim. In that regard, we're focused on technical skills, business experiences, diversity both gender and otherwise. And we've added two new directors most recently, one of whom has been a woman and the other is ethnically diverse. And we continue to look at that from a board refreshment perspective as we go forward.

Unidentified Participant:
We have one question that was submitted online during the meeting. It appears Mr. Daly's new responsibilities is finding new markets for Broadridge. If this perception is correct, is this new responsibility driven by the fact that USA market penetration for Broadridge and/or its growth potential is slowing to some degree?

Tim Gokey:
Great question, so let me address that. Really Rich has two sets of responsibilities. One is really as a Board Chair to run the board and work with Les to create an effective board, which we've talked a little bit about this morning. And then separately, he is helping me with a couple of specific assignments. One is really around regulatory affairs. Rich has been in this industry for 40 years and has a deep understanding of all the different actors in and around the regulatory construct in which we participate and with which we assist our clients. And he's also been specifically helping us with our digital solutions. So he doesn't actually have a remit as more generally about new growth opportunities. That really is the responsibility of management.

I do just want to speak a little bit to the second part of that question though, really around the opportunity for Broadridge and our future. And as I said, I couldn't be more excited about the opportunity that we have. When you look at the macro trends that are affecting our clients, whether it is the commoditization of asset management, the digitization of capital markets, regulatory change which we already discussed; it is really causing them to have to change their business models to adopt to new technology. And as they do that more and more, their need for industry solutions to address some of those to allow them to get onto next-generation technology, is ever more important. And Broadridge is incredibly well-suited, well-situated for that, and well-positioned.

When we look at the opportunity for that just in the things that we do today without doing anything different, the market opportunity is on the order of $40 billion relative to our less than $3 billion of fee revenue. So for all practical purposes, the amount of growth that we can create is very, very large relative to the current size of the company. And it's really all around us creating the capabilities to help our clients with those. So we remain very, very excited about the growth opportunity. And it's just something we'll continue to report really every quarter to our investors, as we continue to pursue those opportunities.

Unidentified Participant:	There are no more online questions. We will now take questions from the phone.

Operator:	And there are no questions on the phone line at this time.

Unidentified Participant:	We have no more online questions and we have no more callers on the phone with questions.

Broadridge
November 14, 2019

Tim Gokey:
Well then that concludes my part of the meeting. I am going to turn things back to Maria to announce the results of the shareholder vote, but I want to thank everyone for listening in so far, and really appreciate again, your support of Broadridge. Maria?

Maria Allen:
Thank you, Tim. The Inspector of Election has presented me with a report of the votes received for and against each of the proposals. All votes are subject to final count certified by the inspector. But we do not expect the final totals to differ greatly. Regarding proposal one, I'm pleased to report that all of our ten nominees have been elected, with all nominees receiving at least 97% of the votes cast. On proposal two, the proposal to approve the company's executive compensation, it passed with approximately 95% of the votes cast. And proposal three, the appointment of Deloitte and Touche to serve as our independent auditors for the 2020 fiscal year, has been approved with approximately 98% of the votes cast.

The complete voting results will be contained in a Form 8-K that the company will file with the SEC within four business days following this meeting. The 8-K will be available on Broadridge's website promptly after it has been filed. Rich, I turn the meeting back over to you.

Rich Daly:	Well, I want to thank everyone for attending this morning's meeting. There being no further business, this meeting is adjourned. Thank you.